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                                                                    Exhibit 21.1


Direct or Indirect Subsidiary Corporations             State of Formation

Allegheny & Eastern Railroad, Inc.                      Delaware
Australia Southern Railroad Pty Ltd.                    South Australia
Bradford Industrial Rail, Inc.                          Delaware
Buffalo & Pittsburgh Railroad, Inc.                     Delaware
Carolina Coastal Railway, Inc.                          Virginia
Commonwealth Railway, Inc.                              Virginia
Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V.   Mexico
Corpus Christi Terminal Railroad, Inc.                  Delaware
Dansville and Mount Morris Railroad Company (The)       New York
Genesee & Wyoming Australia Pty Limited                 South Australia
Genesee & Wyoming Investors, Inc.                       Delaware
Genesee & Wyoming Railroad Company                      New York
Genesee & Wyoming Railroad Services, Inc.               Delaware
Genesee Rail-One, Inc.                                  Canada
Golden Isles Terminal Railroad, Inc.                    Delaware
Grande Prairie-Grande Cache Railway Inc.                Canada
GWI Canada, Inc.                                        Delaware
GWI Dayton, Inc.                                        Delaware
GWI Leasing Corporation                                 Delaware
GWI Rail Management Corporation                         Delaware
G.W. Mexico SA de C.V.                                  Mexico
Huron Central Railway Inc.                              Canada
Illinois & Midland Railroad, Inc.                       Delaware
Kittanning Equipment Leasing Co.                        Pennsylvania
Louisiana & Delta Railroad, Inc.                        Delaware
Mirabel Railway, Inc.                                   Canada
Pittsburg & Shawmut Railroad, Inc.                      Delaware
Portland & Western Railroad, Inc.                       New York
Quebec-Gatineau Railway Inc.                            Canada
Rail One, Inc.                                          Canada
Rail Link, Inc.                                         Virginia
Rochester & Southern Railroad, Inc.                     New York
S A Rail Pty Limited                                    South Australia
Savannah Port Terminal Railroad, Inc.                   Delaware
Talleyrand Terminal Railroad Company, Inc.              Virginia
Willamette & Pacific Railroad, Inc.                     New York